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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)
Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2001

Commission file number 0-1388:

WATERS INSTRUMENTS, INC.
(Exact name of small business issuer as specified in its charter.)

Minnesota (State of other jurisdiction of incorporation or organization)	41-0832194 (IRS Employer Identification No.)

2950 Xenium Lane N., Suite 108, Minneapolis, MN 55441
(Address of principal executive offices)

(763) 551-1125
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

    On January 22, 2001, Waters Instruments, Inc. ("Waters") completed the sale of its Waters Technical Systems division to NRI Electronics & Cable, Inc. ("NRI") pursuant to an Asset Purchase Agreement dated January 22, 2001 by and between NRI and Waters.

    Pursuant to the Asset Purchase Agreement, Waters sold substantially all the assets used in connection with the business of Waters Technical Systems to NRI for $1,273,202.62. Waters plans to use the proceeds of the transaction for strategic investments. Waters has agreed to indemnify NRI for certain claims, causes of action or damages.

    Waters Technical Systems has been a custom contract manufacturer supplying electromechanical assemblies, wiring harnesses, cable assembles and data communication cables.

    See previously filed Current Report of Form 8-K dated and filed on January 22, 2001.

Item 7. Financial Statements and Exhibits

A.
Financial statements of business acquired

    Not applicable

B.
Pro forma financial information

    The following unaudited pro forma financial statements include the balance sheet as of December 31, 2000 and the statement of operations for the six months ended December 31, 2000 and for the fiscal year ended June 30, 2000. The pro forma adjustments have been applied to unaudited financial statements of the Waters for the six months ended December 31, 2000 and to the audited statement of operations for the year ended June 30, 2000.

    The unaudited pro forma balance sheet as of December 31, 2000 reflects the disposition of substantially all the assets related to the Waters Technical Systems (WTS) business unit and assumes that such disposition was consummated as of December 31, 2000. The unaudited pro forma statement of operations for the six months ended December 31, 2000 assumes the disposition had occurred as of July 1, 2000. The unaudited pro forma statement of operations for the year ended June 30, 2000 assumes the disposition had occurred as of July 1, 1999.

    These pro forma financial statements are not necessarily indicative of the financial position or results of operations that might have occurred had the disposition taken place at the beginning of the period or as of December 31, 2000, or to project the Waters' financial position or results of operations at any future date or for any future period.

WATERS INSTRUMENTS, INC.
UNAUDITED PRO FORMA
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2000

(In Thousands, except per share data)	As Reported	Adjustments	Pro Forma
		(a)
Net sales	$6,244		$6,244
Cost of goods sold	4,031		4,031

Gross profit	2,213		2,213
Operating expenses
Administrative	674		674
Selling	1,125		1,125
Research and development	181		181

Total operating expenses	1,980		1,980

Operating income (loss) from continuing operations	233		233
Other income (expense)
Interest income	97		97
Net other income (expense)	6		6

Income (loss) from continuing operations before tax	336		336
Income tax provision (benefit)	126		126

Income (loss) from continuing operations	210		210
Discontinued operations
Income (loss) from operations of discontinued segments, net of tax	(2)	(2)	0

Net income (loss)	208	(2)	210
Basic and diluted net income (loss) per share from continuing operations	$0.14		$0.14
Basic and diluted net income (loss) per share	$0.14		$0.14
Weighted average number of shares outstanding—basic	1,481,932		1,481,932
Weighted average number of shares outstanding—diluted	1,516,217		1,516,217

(a)
Loss from the Company's statement of operations of the discontinued Waters Technical Systems business segment; net of tax for the six month period ended December 31, 2000.

WATERS INSTRUMENTS, INC.
UNAUDITED PRO FORMA
BALANCE SHEET
DECEMBER 31, 2000

(In Thousands)	As Reported	Adjustments	Pro Forma
		(a)
Current Assets
Cash & Cash Equivalents	$3,626	$1,273	$4,899
Net Trade Receivables	1,933	(557)	1,376
Inventories	2,624	(534)	2,090
Prepaid Expenses	119	0	119
Deferred Income Taxes	207	0	207

Total Current Assets	8,509	182	8,691
Fixed Assets
Property, Plant & Equipment	5,985	(642)	5,343
Less Accumulated Depreciation	4,667	(460)	4,207

Net Fixed Assets	1,318	(182)	1,136
Other Assets	3	0	3
Goodwill	19	0	19

Total Assets	$9,849	$0	$9,849

Current Liabilities
Accounts Payable	$576	$0	$576
Accrued Salaries, Wages and Other Compensation	505	0	505
Product Warranties	231	0	231
Accrued Other Expenses	111	0	111
Income Taxes Payable	2	0	2

Total Current Liabilities	1,425	0	1,425
Deferred Income Taxes	61	0	61

Total Liabilities	1,486	0	1,486
Stockholders' Equity
Common Stock	149	0	149
Additional Paid-in Capital	1,359	0	1,359
Retained Earnings	6,855	0	6,855

Total Stockholder's Equity	8,363	0	8,363

Total Liabilities and Equity	$9,849	0	$9,849

(a)
The effect on the Company's balance sheet as of December 31, 2000, on the disposition of Waters Technical Systems assets, as if the disposition had occurred on December 31, 2000.

WATERS INSTRUMENTS, INC.
UNAUDITED PRO FORMA
STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED JUNE 30, 2000

(In Thousands, except per share data)	As Reported	Adjustments	Pro Forma
		(a)
Net sales	$19,807	$(3,704)	$16,103
Cost of goods sold	12,928	(3,287)	9,641

Gross profit	6,879	(417)	6,462
Operating expenses
Administrative	1,931	(387)	1,544
Selling	2,874	(111)	2,763
Research and development	524	(157)	367
Garret acquisition	380	0	380

Total operating expenses	5,709	(655)	5,054

Operating income (loss)	1,170	238	1,408
Other income (expense)
Interest income	138	0	138
Interest expense	(4)	0	(4)
Net other income (expense)	1	0	1

Income (loss) before income taxes	1,305	238	1,543
Income tax provision (benefit)	468	85	553

Net income (loss)	837	153	990
Basic net income per share	$0.57		$0.67
Diluted net income per share	$0.55		$0.65
Weighted average number of shares outstanding—basic	1,475,590		1,475,590
Weighted average number of shares outstanding—diluted	1,514,447		1,514,447

(a)
The adjustment to the Company's statement of operations for fiscal year ended June 30, 2000, on the disposition of Waters Technical Systems business segment, as if the disposition had taken place on July 1, 1999.

Signatures

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATERS INSTRUMENTS, INC.
By:	/s/ JERRY W. GRABOWSKI Jerry W. Grabowski President and Chief Executive Officer

March 21, 2001

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits
WATERS INSTRUMENTS, INC. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 2000
WATERS INSTRUMENTS, INC. UNAUDITED PRO FORMA BALANCE SHEET DECEMBER 31, 2000
WATERS INSTRUMENTS, INC. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED JUNE 30, 2000
Signatures